As filed with the Securities and Exchange Commission on March 27, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Adagio Medical Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	99-1151466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

26051 Merit Circle, Suite 102 Laguna Hills, California	92653
(Address of Principal Executive Offices)	(Zip Code)

Adagio Medical Holdings, Inc. 2024 Equity Incentive Plan

(Full Title of the Plans)

Todd Usen

Chief Executive Officer

Adagio Medical Holdings, Inc.

26051 Merit Circle, Suite 102

Laguna Hills, California 92653

(949) 348-1188

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael S. Lee, Esq. Reed Smith LLP 599 Lexington Ave New York, NY 10022 Telephone: (212) 549 0204	Michael Sanders, Esq. Reed Smith LLP 1901 Avenue of the Stars, Suite 700 Los Angeles, CA 90067 Telephone: (310) 734 5232

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 (the “Registration Statement”) is being filed to register an additional 1,725,144 shares of common stock, par value $0.0001 per share (the “Common Stock”) of Adagio Medical Holdings, Inc. (the “Registrant”), reserved for issuance pursuant to future awards under the Registrant’s 2024 Equity Incentive Plan (the “2024 Plan”) as a result of the annual evergreen increase under the 2024 Plan. Such shares of Common Stock are in addition to the 4,472,593 shares of Common Stock already issuable under the 2024 Plan as registered on the Registrant’s Form S-8 filed with the Securities and Exchange Commission on October 8, 2024 (File No. 333-282544) (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this registration statement, Adagio Medical Holdings, Inc. is sometimes referred to as “Registrant,” “we,” “us,” or “our.”

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(a) The Registrant’s Current Report on Form 8-K filed with the Commission on August 6, 2024 (except for Item 7.01) (as amended on August 14, 2024 and November 4, 2024), November 1, 2024, December 16, 2024, December 23, 2024, January 6, 2025 and February 5, 2025; and

(b) The Company's Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on March 27, 2025.

(c) The Company’s Quarterly Reports on Form 10-Q for the quarter ended June 30, 2024, filed with the Commission on August 26, 2024, and for the quarter ended September 30, 2024, filed with the Commission on November 14, 2024.

(d) The description of the Registrant’s Common Stock which is contained in a registration statement on Form 8-A filed with the Commission on August 1, 2024 (File No. 001-42199) under the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, that is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information filed under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

Reference is made under this Item 8 to the exhibit index included in this Registration Statement.

Exhibit Index

Exhibit Number	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on August 6, 2024).

4.2	Amended and Restated By-Laws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on August 6, 2024).

4.3	Specimen Common Stock Certificate of Registrant (incorporated herein by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K filed with the Commission on August 6, 2024).

4.4	Registrant's 2024 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed with the Commission on August 6, 2024).

5.1*	Opinion of Reed Smith LLP.

23.1*	Consent of WithumSmith+Brown, PC, independent registered public accounting firm for Adagio Medical Holdings, Inc.

23.4*	Consent of Reed Smith LLP (included as part of Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page hereto).

107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laguna Hills, State of California, on this 27th day of March, 2025.

Adagio Medical Holdings, Inc.

By:	/s/ Todd Usen
Todd Usen
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Todd Usen and John Dahldorf and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Todd Usen	Chief Executive Officer and Director (Principal Executive Officer)	March 27, 2025
Todd Usen

/s/ John Dahldorf	Chief Financial Officer	March 27, 2025
John Dahldorf	(Principal Financial and Accounting Officer)

/s/ James L. Cox	Director	March 27, 2025
James L. Cox

/s/ Orly Mishan	Director	March 27, 2025
Orly Mishan

/s/ Keyvan Mirsaeedi-Farahani	Director	March 27, 2025
Keyvan Mirsaeedi-Farahani

/s/ Timothy Moran	Director	March 27, 2025
Timothy Moran

/s/ Sandra Gardiner	Director	March 27, 2025
Sandra Gardiner